CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial
 Highlights" in the Select Shares
and CDSC Shares Prospectuses and "Auditors" in the Statements of
 Additional Information and to the use
of our report dated September 1, 1995 with respect to the financial statements of Lehman Brothers Daily
Income Fund, Lehman Brothers Municipal Income Fund and Lehman Brothers
 Selected Growth Stock
Portfolio (Portfolios of Lehman Brothers Funds, Inc.) incorporated by reference in Post-Effective
Amendment No. 11 to the Registration Statement Number 33-62312 on
 Form N-1A of Lehman Brothers
Funds, Inc.






							ERNST & YOUNG LLP







Boston, Massachusetts
November 27, 1995